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                                                                      EXHIBIT 99


                     HALLMARK CARDS AND CROWN MEDIA HOLDINGS
                         LAUNCH HALLMARK CHANNEL IN U.S.

            ODYSSEY NETWORK TO BECOME THE HALLMARK CHANNEL AUGUST 6TH

        RE-LAUNCH TO COMPLETE WORLDWIDE PREMIERE OF THE HALLMARK CHANNEL,
       CREATING GLOBAL NETWORK WITH STRONG BRAND AWARENESS AMONG CONSUMERS
                                AND ADVERTISERS


KANSAS CITY, MISSOURI/STUDIO CITY, CALIFORNIA, March 28, 2001 - Hallmark Cards, Inc. and Crown Media Holdings, Inc. (NASDAQ: CRWN) (ASE: CRWN) today announced that they will re-launch Crown Media's United States cable channel Odyssey Network as the Hallmark Channel. The re-launch of the channel will take effect on Monday, August 6th.

         The re-launch, a key part of Crown Media's business strategy to create a global television network dedicated to delivering quality family-friendly entertainment, will be backed by a multi-million dollar promotion and advertising campaign featuring a comprehensive graphics package and promotional materials built around the Hallmark brand and its well recognized logo. The re-launch will capitalize on and complement Hallmark's esteemed brand, which is highly regarded for its commitment to quality, trust and caring while carrying strong consumer loyalty towards the organization and its many products and services. The channel's new on-air look and direction is an outgrowth of and will reflect Crown Media's close relationship with Hallmark Cards as well as Hallmark Entertainment.

         The Hallmark Channel also will extend Hallmark's brand promise of quality and superior products directly to consumers in a new medium, providing quality programming for the entire family. Its programming will include compelling content, including renowned productions from the pioneering Hallmark Hall of Fame Collection, the most award-winning entertainment program in the history of television. This year, the Hallmark Hall of Fame series is celebrating its 50th anniversary.

         During the transition period until the channel's August re-launch, Odyssey Network will continue to deliver quality entertainment for television viewers.

         Regarding the announcement, David Evans, president and chief executive officer of Crown Media Holdings, noted, "The Hallmark brand is one of quality, caring and integrity, all of which the Hallmark Channel embodies. Hallmark plays a major role in people's lives and this channel will certainly reflect the upstanding meaning and trust people hold in the Hallmark brand."

         He added, "By re-launching our channel as the Hallmark Channel, we are significantly increasing brand awareness with viewers demanding top-notch content and with advertisers who desire an exciting and trustworthy environment in which to showcase their products. In pursuing our goal to become the dominant brand of quality family friendly entertainment, the Hallmark Channel is raising the bar to offer increased value to consumers, MSOs and satellite operators alike."

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         Irvine O. Hockaday, Jr., Hallmark president and chief executive officer, noted, "Family entertainment is one of several business platforms around which Hallmark is building its future growth. Today's announcement is a major step forward in broadening the reach of our brand and making Hallmark relevant to consumers in more ways than ever before."

         "For more than 90 years, the Hallmark name has represented quality, caring, creativity and connecting people with one another," said Donald J. Hall, Jr., vice chairman of Hallmark. "Extending that name to the Hallmark Channel is especially meaningful for consumers who now can experience what they trust and expect about Hallmark in a medium that's accessible to them 24 hours a day, seven days a week."

         Margaret Loesch, president and chief executive officer of Crown Media United States for the Hallmark Channel U.S., commented, "We have always recognized the power of the Hallmark brand. This re-launch reflects a planned evolution of the channel into a programming service that is instantly perceived as a trusted destination for quality television entertainment and great storytelling. In numerous studies, viewers have said they want compelling television programming that they can enjoy as adults and yet watch with other members of their households. Advertisers, system operators and DBS providers call for the same thing. Over the past 30 months we have endeavored to build a solid foundation on which to build a service that fills that need. The addition of the name Hallmark to our channel is proof positive of our enormous potential."

         As part of the re-branding initiative, Crown Media Holdings has changed the name of the channel's operating subsidiary Odyssey Holdings, LLC to Crown Media United States.

         Hallmark Cards' wholly-owned television development and production subsidiary Hallmark Entertainment, a renowned producer of television films and a strategic partner of Crown Media Holdings, will continue to provide the Hallmark Channel with more than 4,000 hours of programming that serves as the cornerstone of its schedules domestically and internationally. Hallmark Entertainment has produced award-winning and critically acclaimed television movies and miniseries, averaging 40 to 50 films per year.

         Moreover, the Hallmark Channel, which will launch with more than 30 million subscribers throughout the U.S., broadcasts compelling programming from third party providers.

         In addition to its U.S. channel, Crown Media Holdings is undergoing a major initiative to re-launch all of its outlets throughout the world as the Hallmark Channel, firmly positioning itself as a true global network providing quality television programming in more than 100 countries with over 65 million subscribers. The worldwide introduction of the Hallmark Channel will be complete with its August 6th premiere in the U.S.

         Today's announcement is yet another example of Crown Media Holdings' strategy to diversify and invest for the future. This past January, the company announced the formation of Crown Interactive, a new division that will focus on delivering a wide array of products and services in the growing interactive television market. With beta tests currently underway in Singapore, Crown Interactive will provide video-on-demand, video greetings and e-commerce services through personal computers and televisions via digital set-top boxes. Select titles from the Hallmark Entertainment library will be among the first available through this new interactive service.

         Kansas City-based Hallmark is known throughout the world for its greeting cards, related personal expression products, and television's most honored and enduring dramatic series, the Hallmark Hall of


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                                       -3-

Fame. The company's Hallmark Entertainment, Inc. subsidiary is the world's leading producer of movies and mini-series for television; its Binney & Smith subsidiary, maker of Crayola(R) crayons, is the leading producer of student and professional art materials. Through licensing leadership and joint ventures, Hallmark continues to expand its product formats and distribution avenues. The company, which has wholly owned subsidiaries in 12 countries, publishes products in 30 languages and distributes them in more than 100 countries. In 2000, Hallmark reported consolidated net revenues of $4.3 billion.

         Odyssey Network, scheduled to become the Hallmark Channel on August 6th, is a 24-hour television network that provides high-quality, broad-appeal, entertainment programming to a national audience in the U.S. of more than 29 million subscribers. The program service is distributed through 1,500 cable systems, DirecTV (Channel 312) and EchoStar (DISH Channel 185) direct-to-home satellite services and C-Band dish owners across the country.

         Crown Media Holdings, Inc. owns and operates pay television channels dedicated to high quality broad appeal entertainment programming. The company currently operates and distributes two cable channels: Odyssey Network/the Hallmark Channel in the U.S. and the Hallmark Channel in more than 100 international markets. The combined channels have more than 65 million subscribers worldwide. Strategic investors in Crown Media Holdings, Inc. include Hallmark Entertainment, Inc., a subsidiary of Hallmark Cards, Inc., Liberty Media Corp., EM.TV & Merchandising AG (parent company of The Jim Henson Company), the National Interfaith Cable Coalition and J. P. Morgan Partners
(BHCA), L. P.

                                       ###

NOTE TO EDITORS: To acquire electronic images of the Hallmark Channel logo; headshots and/or biographies of Messrs. Evans, Hockaday, Hall and Ms. Loesch, please visit Crown Media's website at www.crownmedia.net. A replay of this morning's press conference call will be available by phone for seven days at 800/633-8284 (or 858/812-6440 for callers outside of the U.S.), using reservation number 18379023, or can be downloaded at www.crownmedia.net.

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
CONTACTS:
FOR CROWN MEDIA HOLDINGS:                        FOR HALLMARK CHANNEL:
Les Eisner                                       Hallmark Channel
The Lippin Group/LA                              Mark J. Kern
323/965-1990                                     818/755-2626
leisner@lippingroup.com                          mkern@odysseyhhn.com

Don Ciaramella                                   FOR HALLMARK CARDS:
The Lippin Group/NY                              Steve Doyal
212/986-7080                                     Hallmark Cards
don@lippingroup.com                              816/274-4314
                                                 sdoyal2@hallmark.com

CROWN MEDIA INVESTOR RELATIONS:
Mary Ellen Adipietro/Elissa Grabowski            Julie O'Dell
Lippert/Heilshorn & Associates                   Hallmark Cards
212/838-3777                                     816/274-5961
mary@lhai.com                                    jodell1@hallmark.com
elissa@lhai.com
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